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SHOPKO STORES, INC. AND SUBSIDIARIES
EXHIBIT 12 - STATEMENTS RE COMPUTATION OF RATIOS
(IN THOUSANDS, EXCEPT RATIOS)


                                                       First Quarter Ended
                                                  ---------------------------------
                                                     May 5,          April 29,
                                                      2001             2000
                                                  (13 Weeks)        (13 Weeks)
                                                  ---------------------------------
       Ratio of Earnings to Fixed Charges
       --------------------------------------
       COMPUTATION OF (LOSS) EARNINGS

   1   Pretax (loss) earnings from continuing
       operations                               $      (6,742)   $         1,785
   2   Add previously capitalized interest
         amortized during the period                       154               145
   3   Less interest capitalized during
         the period                                        142               412
                                                  -------------    --------------
   4  Total (loss) earnings (sum of lines 1 to         (6,730)             1,518
      3)

       COMPUTATION OF FIXED CHARGES

   5   Interest (1)                                     18,102            14,995
   6   Interest factor in rental expense                 1,712             2,085
                                                  -------------    --------------
   7   Total fixed charges (sum of lines
         5 and 6)                                       19,814            17,080

   8   TOTAL (LOSS) EARNINGS AND
         FIXED CHARGES (LINE 4
         PLUS LINE 7)                           $       13,084   $        18,598
                                                  =============    ==============

   9   Ratio (line 8 divided by line 7)                   0.66              1.09

       (1) Includes capitalized interest
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